CONTACTS:

Cathy Jessup, CFO

The Topps Company, Inc.

212.376.0466

or

Betsy Brod/Lynn Morgen

MBS Value Partners, LLC

212.750.5800

For Immediate Release

THE TOPPS COMPANY, INC. REPORTS FISCAL 2007

FOURTH QUARTER AND YEAR-END RESULTS

New York, NY, May 1, 2007 - The Topps Company, Inc. (Nasdaq: TOPP) (the "Company") today reported financial results for the fiscal 2007 fourth quarter and year ended March 3, 2007.

Fourth Quarter/Full Year Financial Results

Net sales in the fiscal 2007 fourth quarter were $83.4 million compared to $67.5 million last year. Stronger foreign currencies versus the prior year increased fiscal 2007 fourth quarter sales by $1.8 million. Income from operations was $2.1 million compared to a loss of $4.9 million in last year's fourth quarter. In the 2007 period, the Company incurred special charges of $1.9 million pre-tax, consisting of $1.4 million of restructuring costs in the U.S. and Europe, $600,000 related to the pending acquisition of the Company, and a $100,000 benefit from the reversal of a third quarter accrual for certain proxy contest costs. In the prior year's fourth quarter, the Company incurred special charges of $2.5 million pre-tax for severance and related costs in the U.S.

Net income for the fiscal fourth quarter was $2.3 million, or $0.06 per diluted share. In last year's fourth quarter, the Company reported a net loss of $833,000 or $0.02 per diluted share.

Arthur T. Shorin, Chairman and CEO of Topps, commented, "This represents our fourth consecutive quarter of improved performance. As anticipated, we achieved profitable growth in the Entertainment segment, reflective of our successful implementation of strategic initiatives designed to revitalize the U.S. sports card business. Confectionery, however, remains more of a challenge, experiencing margin pressure and continued weakness in some of our core products."

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For the year ended March 3, 2007, net sales were $325.4 million compared to $293.8 million last year. Stronger foreign currencies versus the prior year increased fiscal 2007 sales by $2.2 million. Income from operations was $12.7 million compared to a loss from operations of $2.3 million last year. Full-year fiscal 2007 results reflect special charges of $4.8 million pre-tax including $2.8 million for severance and related costs, $1.4 million for costs relating to the Company's proxy contest that ended in July 2006 and $600,000 for fees associated with the pending acquisition of the Company. In fiscal 2006, the Company incurred special charges of approximately $2.7 million pre-tax, net of a $1.8 million benefit from a favorable WizKids legal settlement. Net income for 2007 was $11.0 million or $0.27 per diluted share. Including the after-tax loss of $2.7 million from discontinued operations, net income in fiscal 2006 was $1.2 million or $0.03 per diluted share.

Financial Results By Segment

Confectionery net sales were $33.2 million in the fourth quarter, an increase of $2.7 million or 8.7% versus the prior year period. The sales increase was largely attributed to a one-time sale of inventory to a new Canadian distributor and the initial sell-in of Vertigo in the U.S. Worldwide expansion of Juicy Drop Pops and increased sales of Mega Mouth Spray in Europe offset U.S. declines in other core products. For the full year, Confectionery net sales were $147.2 million, an increase of 2.1%, compared to $144.3 million in fiscal 2006.

Confectionery earnings declined in the fourth quarter, driven by a 3.4 percentage point decrease in year-over-year operating margins after direct overhead. Profitability was impacted by higher costs on purchases from the Company's Far East vendor and increased marketing and trade spending in support of sales.

Entertainment net sales totaled $50.2 million in the fiscal 2007 fourth quarter, a 35.9% increase from $36.9 million in the prior-year period. Full year Entertainment sales grew 19.1% from $149.6 million to $178.2 million for fiscal 2007. Fourth quarter Entertainment performance was driven by sales increases of U.S. sports cards across all three major sports, gains in European sports products resulting from a successful Premier League promotional event and solid sales of licensed WWE entertainment properties in the U.S. and Europe. WizKids declined in the period, but at a lesser rate than earlier this year.

The increase in Entertainment operating margins net of direct overhead to 14.8% for the fourth quarter of fiscal 2007 from 2.5% in the prior year, combined with strong sales growth, resulted in a significant increase in earnings versus the prior year period. This improvement was attributable to the leveraging of fixed costs and improved obsolescence on the U.S. sports card business as well as improved relative performance at WizKids resulting from the second quarter reorganization and reductions in obsolescence, product costs and marketing expenses.

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Balance Sheet Information

At March 3, 2007, the Company had $81.7 million in cash and short-term investments and no debt. During the fourth quarter, the Company paid its regular quarterly cash dividend to shareholders of $0.04 per share. For the fiscal year 2007, Topps repurchased 1,291,045 shares of stock at an average price of $8.44. No shares were repurchased in the fourth quarter.

About Topps

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections and collectible games. For additional information, visit www.topps.com.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

(Tables Follow)

THE TOPPS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)

(Unaudited)

                                                 Quarter ended             Year ended
                                                 ------------------------  ------------------------
                                                  March 3,    February 25,  March 3,    February 25,
                                                    2007         2006         2007         2006
                                                 -----------  -----------  -----------  -----------
Net sales                                       $    83,423  $    67,510  $   325,431  $   293,838
Cost of sales                                        55,840       49,052      211,864      198,054
                                                 -----------  -----------  -----------  -----------
   Gross profit on sales                             27,583       18,458      113,567       95,784

Selling, general and administrative expenses         25,472       23,355      100,874       98,096
                                                 -----------  -----------  -----------  -----------
   Income (loss) from operations                      2,111       (4,897)      12,693       (2,312)

Interest income, net                                    978          331        3,317        2,912
                                                 -----------  -----------  -----------  -----------
   Income (loss) before provision for income taxe     3,089       (4,566)      16,010          600
Provision (benefit) for income taxes                    907       (2,631)       5,104       (3,346)
                                                 -----------  -----------  -----------  -----------
Net income from continuing operations                 2,182       (1,935)      10,906        3,946
Gain (loss) from discontinued operations - net of        90        1,102           58       (2,707)
                                                 -----------  -----------  -----------  -----------
   Net income (loss)                            $     2,272  $      (833) $    10,964  $     1,239
                                                 ===========  ===========  ===========  ===========

Basic net income (loss) per share:
   - From continuing operations                 $      0.06  $     (0.05) $      0.28  $      0.10
   - From discontinued operations                        --         0.03           --        (0.07)
                                                 -----------  -----------  -----------  -----------
Basic net income (loss) per share               $      0.06  $     (0.02) $      0.28  $      0.03
                                                 ===========  ===========  ===========  ===========
Diluted  net income (loss) per share:
   - From continuing operations                 $      0.05  $     (0.05) $      0.27  $      0.10
   - From discontinued operations                        --         0.03           --        (0.07)
                                                 -----------  -----------  -----------  -----------
Diluted net income (loss) per share             $      0.06  $     (0.02) $      0.27  $      0.03
                                                 ===========  ===========  ===========  ===========

Weighted average shares outstanding
   - basic                                       38,714,000   39,961,000   38,994,000   40,349,000
   - diluted                                     40,040,000   39,961,000   40,463,000   41,163,000

THE TOPPS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
(Amounts in Thousands)
(Unaudited)

                                                    As of        As of
                                                  March 3,    February 25,
                                                    2007         2006
                                                 -----------  -----------
Cash and cash equivalents                       $    28,051  $    28,174

Short-term investments                               53,629       53,269

Working capital                                     121,395      127,713

Net property, plant and equipment                    11,170       11,028

Total assets                                        278,225      268,638

Shareholders' equity                            $   204,596  $   204,636

THE TOPPS COMPANY, INC. AND SUBSIDIARIES

SEGMENT INFORMATION
(Amounts in Thousands)
(Unaudited)

                                                 Quarter ended             Year ended
                                                 ------------------------  ------------------------
                                                  March 3,    February 25,  March 3,    February 25,
                                                    2007         2006         2007         2006
                                                 -----------  -----------  -----------  -----------
Net Sales
Candy                                           $    31,701  $    29,541  $   139,308  $   134,117
Gum                                                   1,527        1,036        7,921       10,144
                                                 -----------  -----------  -----------  -----------
   Total Confectionery                               33,228       30,577      147,229      144,261
                                                 -----------  -----------  -----------  -----------
Sports                                               41,572       29,722      136,810       95,376
Non-Sports                                            8,623        7,211       41,392       54,201
                                                 -----------  -----------  -----------  -----------
   Total Entertainment Products                      50,195       36,933      178,202      149,577
                                                 -----------  -----------  -----------  -----------
Total Net Sales                                 $    83,423  $    67,510  $   325,431  $   293,838
                                                 ===========  ===========  ===========  ===========
Contributed Margin
Confectionery                                   $    10,427  $    10,471  $    46,591  $    43,842
Entertainment Products                               14,020        7,040       47,416       34,983
                                                 -----------  -----------  -----------  -----------
Total                                           $    24,447  $    17,511  $    94,007  $    78,825
                                                 ===========  ===========  ===========  ===========
Direct Overhead
Confectionery                                   $     6,510  $     5,814  $    23,570  $    23,767
Entertainment Products                                6,569        6,111       24,531       21,624
                                                 -----------  -----------  -----------  -----------
Total                                           $    13,079  $    11,925  $    48,101  $    45,391
                                                 ===========  ===========  ===========  ===========
Operating Profit Net of Direct Overhead
Confectionery                                   $     3,917  $     4,657  $    23,021  $    20,075
Entertainment Products                                7,451          929       22,885       13,359
                                                 -----------  -----------  -----------  -----------
Total                                           $    11,368  $     5,586  $    45,906  $    33,434
                                                 ===========  ===========  ===========  ===========
Reconciliation of Operating Profit to
   Income (loss) Before Provision for Income Taxes:

Total operating profit, net of direct overhead  $    11,368  $     5,586  $    45,906  $    33,434
Indirect overhead                                    (3,824)      (7,726)     (23,951)     (30,042)
Other income, net                                    (4,477)      (1,563)      (4,021)         327
Depreciation & amortization                            (956)      (1,194)      (5,241)      (6,031)
                                                 -----------  -----------  -----------  -----------
Income (loss) from operations                         2,111       (4,897)      12,693       (2,312)
Interest income, net                                    978          331        3,317        2,912
                                                 -----------  -----------  -----------  -----------
Income (loss) before provision for income taxes $     3,089  $    (4,566) $    16,010  $       600
                                                 ===========  ===========  ===========  ===========